[Jones & Blouch Letterhead]



                                                                   Exhibit 99.11

                                 April 27, 2000


Board of Directors
The American Life Insurance Company
  of New York
320 Park Avenue
New York, New York 10022

Gentlemen:


        We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in post-effective amendment No. 7 to the registration statement on Form S-6 of The American Separate Account No. 3 and The American Life Insurance Company of New York, File No. 33-75280, to be filed with the Securities and Exchange Commission.


                                                  Very truly yours,



                                                  Jones & Blouch L.L.P.